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                                                                  Exhibit (h)(3)



                          ADMINISTRATIVE SERVICES PLAN
     `                    ----------------------------
                        Nationwide Separate Account Trust
                            (Effective July 1, 1999)


         SECTION 1. This Administrative Services Plan (the "Plan") constitutes the administrative services plan for the shares of the funds as listed on Exhibit A (collectively, the "Funds"), each a series of Nationwide Separate Account Trust (the "Trust"), and is adopted upon review and approval by the Board of Trustees of the Trust.

         SECTION 2. Upon the recommendation of the administrator of the Funds, any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Fund, written agreements in substantially the form attached hereto as Exhibit B or in any other form duly approved by the Board of Trustees of the Trust ("Servicing Agreements") with financial institutions which are shareholders of record or which have a servicing relationship ("Service Organizations") with the beneficial owners of a class of a Fund's shares of beneficial interest ("Shares"). Such Servicing Agreements shall require the Service Organizations to provide administrative support services as set forth therein and as described in a Fund's applicable Prospectus to their customers who own of record or beneficially Shares. In consideration for providing such services, a Service Organization will receive a fee, computed daily and paid monthly in the manner set forth in the Servicing Agreements, at up to the annual rate listed on Exhibit A owned of record or beneficially by such customers. In conjunction with the appropriate use of the funds, any bank, trust company, thrift institution, broker-dealer, insurance company or other financial institution is eligible to become a Service Organization and to receive fees under this Plan. All expenses incurred by a Fund with respect to its Shares in connection with the Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of Shares of that Fund.

         SECTION 3. So long as this Plan is in effect, the administrator shall provide to a Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

         SECTION 4. The Plan shall not take effect with respect to the Shares of a Fund until it has been approved, together with the form of the Servicing Agreements, by a vote of a majority of the Trustees who are not "interested persons" of that Fund (as defined in the Investment Company Act of 1940) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan or such Servicing Agreement, PROVIDED, however, that the Plan is not implemented prior to the effective date of the post-effective amendment to a Fund's registration statement describing the Plan and its implementation with respect to that Fund.

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         SECTION 5. Unless sooner terminated, this Plan shall continue until
July 1, 2000, and thereafter, shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the Disinterested Trustees.

         SECTION 6. This Plan may be amended at any time with respect to a Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

         SECTION 7. This Plan is terminable at any time with respect to the Fund by vote of a majority of the Disinterested Trustees.

         SECTION 8. While this Plan is in effect, the selection and nomination of those Disinterested Trustees shall be committed to the discretion of the Disinterested Trustees of the Trust.

         SECTION 9. This Plan has been adopted as of June 16, 1999, and was effective July 1, 1999.

         SECTION 10. The Trust is a business trust organized under the laws of the Commonwealth of Massachusetts and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Massachusetts as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of a Fund or the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders as they relate to the Fund personally, but bind only the assets of the Trust, and all persons dealing with a Fund must look solely to the assets of that Fund for the enforcement of any claims against the Trust.

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                                    Exhibit A
                            (Effective July 1, 1999)



FUND OF NATIONWIDE SEPARATE ACCOUNT TRUST         ADMINISTRATIVE SERVICE FEES
-----------------------------------------         ---------------------------
                                                  (the maximum allowable)

Nationwide Small Company Fund                      0.25% of the average daily
Nationwide Income Fund                             net assets of a Fund
Nationwide Strategic Growth Fund
Nationwide Strategic Value Fund
Nationwide Equity Income Fund
Nationwide High Income Bond Fund
Nationwide Balanced Fund
Nationwide Multi Sector Bond Fund
Nationwide Select Advisers Mid Cap Fund
Nationwide Select Advisers Small Cap Growth Fund
Nationwide Small Cap Value Fund
Nationwide Global Equity Fund
Total Return Fund
Capital Appreciation Fund
Government Bond Fund
Money Market Fund

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                                    EXHIBIT B
                               SERVICING AGREEMENT



Ladies and Gentlemen:

         We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers who may from time to time be the record or beneficial owners of shares (such shares referred to herein as the "Shares") of the funds listed in Appendix A (each a "Fund").

         The terms and conditions of this Servicing Agreement are as follows:

         Section 1. You agree to provide administrative support services, directly or through an affiliate/designee, to your customers who may from time to time own of record or beneficially the Fund's Shares. Services provided may include some or all of the following: (i) processing dividend and distribution payments from the Fund on behalf of customers; (ii) providing periodic statements to your customers showing their positions in the Shares or share equivalents; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by you; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to your customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Administrative Services Plan related hereto; (viii) aggregating and processing purchase, exchange, and redemption requests from customers and placing net purchase, exchange, and redemption orders for your customers; (ix) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (x) establishing and maintaining accounts and records relating to transactions in the Shares; (xi) assisting customers in changing dividend or distribution options, account designations and addresses; or (xii) other similar services if requested by the Funds.

         Section 2. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

         Section 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Funds or their Shares except those contained in our then-current prospectuses or then-current Statements of Additional Information for such shares, copies of which will be supplied by the Funds' distributor and/or administrator, to you, or in such supplemental literature or advertising as may be authorized by the Funds in writing.

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         Section 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as limited agent for the Fund in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and the Funds harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of the Shares by or on behalf of customers. In turn, we agree to and do release, indemnify and hold you harmless from and against any and all direct or indirect liabilities or losses resulting from directions, actions or inactions of or by us or our officers, employees or agents regarding our responsibilities pursuant to this Agreement. You and your employees will, upon request, be available during normal business hours to consult with the Funds or their designees concerning the performance of your responsibilities under this Agreement.

         Section 5. In consideration for the services and facilities provided by you hereunder, the Funds, or the investment adviser as applicable, will pay to you, and you will accept as full payment therefore, a fee at the annual rate designated in Appendix A of the average daily net assets of a Fund's Shares owned of record or beneficially by your customers from time to time for which you provide services hereunder, which fee will be computed daily and payable monthly. The fee rate stated above may be prospectively increased or decreased by the Fund or the investment adviser, in their sole discretion, at any time upon notice to you. Further, the Fund may, in its discretion and without notice, suspend or withdraw the sale of such Shares, including the sale of such Shares to you for the account of any customer(s).

         Section 6. Any person authorized to direct the disposition of monies paid or payable by the Funds pursuant to this Agreement will provide to the Board of Trustees of Nationwide Separate Account Trust (the "Trust"), and the Trustees will review, at least quarterly, a written report of the amounts so expended and the entities to whom such expenditures were made. In addition, you will furnish the Funds or their designees with such information as the Funds or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of some or all of the services described herein), and will otherwise cooperate with the Funds and their designees (including, without limitation, any auditors designed by the Fund), in connection with the preparation of reports to the Funds' Board of Trustees concerning this Agreement and the monies paid or payable by the Funds pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 7. Both parties may enter into other similar Servicing Agreements with any other person or persons without the other's consent.

         Section 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by the Fund; (ii) the compensation payable to you hereunder,

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together with any other compensation you receive from customers for services contemplated by this Agreement, will to the extent required be disclosed to your customers, and will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; and (iii) if you are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by federally chartered and supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, your customers.

         Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Funds or their designee. This Agreement may be terminated at any time, without the payment of any penalty with respect to the Funds by the vote of a majority of the members of the Board of Trustees and who have no direct or indirect financial interest in the operation of the Administrative Servicing Plan or in any related agreements to the Administrative Servicing Plan ("Disinterested Trustees") or by a majority of the outstanding voting securities of the Fund on not more than sixty (60) days written notice to the parties to this Agreement, or upon material breach of this Agreement or by either party on not more than ninety (90) days written notice to the other party.

         Section 10. All notices and other communications to either you, us or the Funds will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown below:

         Nationwide Separate Account Trust
         Three Nationwide Place, 26th Floor
         Columbus, Ohio 43215
         Attn: James F. Laird, Jr., Treasurer
         Fax: (614) 249-7424

          -----------------------------------
          -----------------------------------
          -----------------------------------
          -----------------------------------

         Section 11. This Agreement will be construed in accordance with the laws of the State of Ohio and is assignable upon written consent by all the parties hereto. Amendments will be made only upon written consent by both parties and subject to the approval of the Board of Trustees of the Trust when applicable.

         Section 12. This Agreement, or form thereof, has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. The Trust is a business trust organized under the Commonwealth of Massachusetts and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Massachusetts as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of a Fund or the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders as they relate to the Fund personally, but bind only the assets of the Trust, and all persons dealing with a Fund must look solely to the assets of that Fund for the enforcement of any claims against the Trust.

         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Fund's designee, Nationwide Advisory Services, Inc., Attention: James F. Laird, Jr., Three Nationwide Plaza, 26th Floor, Columbus, Ohio 43215.

         Nationwide Advisory Services, Inc., as the Funds' designee, will notify the Funds concerning any future operational changes pertaining to the Agreement.


Very truly yours,                            Accepted and Agreed to:


---------------------------------            --------------------------------
Christopher A. Cray
Assistant Treasurer
Nationwide Separate Account Trust



Date:                                        Date:
     ----------------------, 1999                 ---------------------, 1999

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                                   APPENDIX A
                                   ----------



FUNDS OF NATIONWIDE SEPARATE ACCOUNT TRUST        ADMINISTRATIVE SERVICING FEES
------------------------------------------        -----------------------------

Nationwide Small Company Fund                     For shares of the Funds:
Nationwide Income Fund                            0.25% of the average daily net
Nationwide Strategic Growth Fund                  assets of a Fund
Nationwide Strategic Value Fund
Nationwide Equity Income Fund
Nationwide High Income Bond Fund
Nationwide Balanced Fund
Nationwide Multi Sector Bond Fund
Nationwide Select Advisers Mid Cap Fund
Nationwide Select Advisers Small
  Cap Growth Fund
Nationwide Small Cap Value Fund
Nationwide Global Equity Fund
Total Return Fund
Capital Appreciation Fund
Government Bond Fund
Money Market Fund



Signed:
       ------------------------------
               (Title)


Dated:
      -------------------------, 1999